INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Zoolink Corp. on Form S-8 of our report dated September 6, 2002 appearing in the Annual Report on Form 10-KSB of Zoolink Corp. for the year ended June 30, 2003.

/s/ Deloitte & Touche LLP

Vancouver, Canada
December 1, 2003